Exhibit 23.1

Law Offices of
WARREN J. SOLOSKI
A Professional Corporation
11300 West Olympic Blvd., Suite 800
Los Angeles, CA 90064
(810)477-9742


February 9, 2004

U.S. Securities and Exchange Commission
450 Fifth Avenue, NW
Washington, DC 20549

Re: Registration Statement on Form SB-2 Under the Securities Act of 1933 (the "Registration Statement"), of Onyx International, Inc., a Nevada Corporation (the Company)

Gentlemen:

I have acted as special counsel for the Company for the limited purpose of rendering an opinion in connection with the registration (pursuant to the Registration Statement) of 49,000 shares (the "Shares") of the common stock, par value $0.001 per share of the Company. I was not engaged to prepare or review, and I have not prepared or reviewed, any portion of the Registration Statement. I hereby consent to the filing of my opinion with the U.S. Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

Very truly yours,

/s/ Warren J. Soloski, APC
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Warren J. Soloski, President